BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

WHISTLEBLOWER POLICY

EXHIBIT 10.15

Adopted as of January 14, 2009

Biuerock Enhanced Multifamily Trust, Inc., a Maryland corporation (the “Company’’), has adopted this policy to encourage employees of the Company, the advisor to the Company, and any other entity affiliated with the Company that enters into contractual relationships with the Company (collectively, “Biuerock Affiliates”) to report to responsible persons possible (i) violations of law, including the applicable securities laws, (ii) accounting irregularities, and (iii) other suspected wrongdoing, including their own, which in any way may affect the Company or the properties owned by the Company. The goal of this policy is to discourage illegal activity and business conduct that damages the Company's good name, business interests and its relationships with employees, stockholders, broker-dealers, real estate professionals, suppliers, tenants and the community at large. While the Company does not encourage frivolous complaints, it does want any officer, employee or agent of any Biuerock Affiliates (each an “Affected Person”) who knows of a Harmful Violation (defined below) or potentially what is reasonably believed to be a Harmful Violation to contact a representative of a Biuerock Affiliate or the Company through one of the methods contained in Section 7. A “Harmful Violation” includes the following:

1.
violations of law which in any way may affect the Company or the properties owned by the Company, including any rule of the Securities and Exchange Commission, federal laws related to fraud against the stockholders of the Company, and the laws and regulations of any jurisdiction in which the Company operates;

2.	violations of the Bluerock Affiliates' policies and statutory or other requirements for good corporate governance involving the Company;

3.
improper accounting entries, violations of internal accounting controls or improper auditing matters (including, but not limited to, knowingly providing any false or misleading representation to an auditor) which in any way may affect the Company or the properties owned by the Company;

4.	any other matter which, in the good faith belief of any Affected Person, could cause harm to the business or public reputation of the Company;

5.	any attempt to conceal a potential Harmful Violation or to conceal evidence of a potential Harmful Violation; or

6.	any Retaliation (defined below) for any report, complaint, allegation or other disclosure made pursuant to this policy (a “Disclosure”).

1.	General Policy.

The Company notes that the Sarbanes-Oxley Act of 2002 provides certain legal protections to employees who provide information in investigations - including internal investigations - into certain types of violations of the securities laws and regulations, or who file proceedings relating to similar violations. Under these laws, the Company, the Bluerock Affiliates and their officers, employees and agents are prohibited from discharging, demoting, suspending, threatening, harassing, or in any other manner discriminating against an employee in connection with the terms and conditions of his or her employment because of any lawful act done by such employee to provide information which such employee reasonably believes constitutes a violation of any rule of the Securities and Exchange Commission or any other provision of federal law relating to fraud against the stockholders of the Company (collectively, ‘Retaliate’ or “Retaliation”).

Accordingly, any Affected Person who, in Good Faith, makes a Disclosure pursuant to this policy with respect to a Harmful Violation or potential Harmful Violation is referred to as a “Whistleblower” and shall be protected from any Retaliation by the Company or a Bluerock Affiliate. “Good Faith” means that the employee has a reasonably held belief that the Disclosure made by the Affected Person is true and has not been made for personal gain, for malicious or frivolous reasons, or for any ulterior motive:

2.	Purpose of the Policy.

The Company has adopted this policy in order to:

(a)	cause Harmful Violations to be disclosed before they can disrupt the business or operations of the Company, or lead to serious loss;

(b)	promote a climate of accountability with respect to Company resources, including the employees of any Bluerock Affiliate; and

(c)	ensure that no Affected Person should feel at a disadvantage in raising legitimate concerns.

This policy provides a means whereby Affected Persons can safely raise, internally and at a high level, serious concerns and disclose information that the Affected Person believes in Good Faith could cause a Harmful Violation. This policy does not apply to all grievances, such as those related to terms of employment or those concerns that are specifically addressed by existing Company policies relating to discriminatory harassment, and any such other grievances not specifically covered by this policy shall be handled in the manner stated in such other existing policies.

3.	Affected Persons Protected.

This policy and the related procedures offer protection from Retaliation to Affected Persons, who make any Disclosure with respect to matters that are, or could reasonably give rise to, Harmful Violations, provided the Disclosure is made:

•	In Good Faith (as defined above);

•	In the reasonable belief of the individual making the Disclosure that the conduct or matter covered by the Disclosure could give rise to or has resulted in a Harmful Violation; and

•	Pursuant to the procedures contained in Section 7 below.

No complaint that satisfies these conditions shall result in any Retaliation or threat of Retaliation against the Whistleblower by the Company, a Bluerock Affiliate or any officer, employee, contractor, subcontractor or agent of the Company or a Bluerock Affiliate. Any acts of Retaliation against a Whistleblower shall be treated by us as a serious violation of Company policy and could result in discharge.

4.	Confidentiality of Disclosure.

The Company will use its best efforts to treat all Disclosures by Whistleblowers as confidential and privileged to the fullest extent permitted by law so long as maintaining such confidentiality and privilege is compatible with a fair investigation. The Company will exercise particular care to keep confidential the identity of any Affected Person making a Disclosure under this procedure until a formal investigation is undertaken. Thereafter, the identity of the Affected Person making the Disclosure may be kept confidential, if requested, unless (a) such confidentiality is incompatible with a fair investigation, (b) there is an overriding reason for identifying or otherwise disclosing the identity of the Whistleblower, or (c) such disclosure is required by law. In any such instance, the Affected Person making the Disclosure will be so informed in advance of his or her being identified with the Disclosure. Where disciplinary proceedings are invoked against any individual following a Disclosure under this procedure, the Company will normally require the name of the person making the Disclosure to be disclosed to the person subject to such proceedings. In addition, the person making the Disclosure confidentially should be informed that his or her identity will be disclosed if, after the investigation, it is reasonably determined that the Disclosure was made maliciously or recklessly.

While the Company encourages individuals to put their name to any Disclosure they make, any Affected Person may make an anonymous Disclosure by completing a Complaint Form in the form attached as Exhibit “A” to this policy (except for the personal information contained in Section 2) and submitting it anonymously to one of the Designated Recipients set forth in Section 7.1. In responding to an anonymous Disclosure, the Company will pay due regard to fairness to any individual named in the Disclosure, the seriousness of the issue raised, the credibility of the information or allegations in the Disclosure and the prospects of an effective investigation and discovery of evidence.

Investigations will be conducted as quickly as possible, taking into account the nature and complexity of the Disclosure and the issues raised therein.

5.	Unsubstantiated Allegations.

If an Affected Person makes a Disclosure in Good Faith pursuant to this policy and any facts alleged are not confirmed by subsequent investigation, no action will be taken against the Affected Person as a Whistleblower. In making a Disclosure, all individuals should exercise due care to ensure the accuracy of the information disclosed. Persons making a Disclosure that is determined to be without substance and to have been made for personal gain or for malicious or frivolous reasons will not be protected by this policy.

Where alleged facts disclosed pursuant to this policy are not substantiated (a) the conclusions of the investigation will be made known both to the person who made the Disclosure and to the person(s) against whom any allegation was made in the Disclosure, and (b) all papers relating to the allegation and investigation will be removed from the record.

6.	Follow-Up.

A detailed report of all substantive Disclosures and any subsequent actions taken will be made to the Audit Committee of the Company's Board of Directors (the “Audit Committee”) where the Disclosure relates to an issue or matter within its purview. In all other cases, a summary report will be made to the Audit Committee.

The conclusion of any investigation will be communicated to the person or persons against whom the Disclosure is made and to the Affected Person.

7.	Procedures.

7.1	Any Disclosure made by an Affected Person under this policy must be submitted to one of the following (each, a “Designated Recipient”), as appropriate:

(a) directly to the President of a Bluerock Affiliate; or

(b) to the Chairman of the Audit Committee.

Submissions to the Chairman of the Audit Committee should be made through the Company's Compliance Officer (as defined below) and should be addressed as follows:

Personal and Confidential Communication/Whistleblower Submission Only Recipient May Open

Bluerock Enhanced Multifamily Trust, Inc. 680 5th Avenue, 16th Floor New York, NY 10019 Attention: Compliance Officer

Upon receiving a Disclosure, the Designated Recipient shall immediately enter the pertinent information into a log and open a file for each Disclosure, which file shall be maintained in a secure location to protect the confidentiality of the Disclosure. A sample Complaint Form is attached as Exhibit “A” hereto, which is recommended for use by the Designated Recipient in documenting matters covered by each Disclosure.

7.2
An Affected Person should expect some response to the Disclosure no later than two weeks after the Disclosure, unless the Affected Person believes in good faith that conditions warrant a quicker reply, in which case the Affected Person shall detail those conditions as part of his or her initial Disclosure and suggest expedited treatment.

7.3
An Affected Person who is not satisfied with the response after following the procedure set out in Section 7.1 or who has not received a response in the time period contained in Section 7.2 may invoke this Section 7.3. The Affected Person must continue to discuss the Disclosure with the Designated Recipient. However, the Disclosure shall thereafter also be delivered by the Designated Recipient, in writing, and confidentially, to the Audit

Committee. The Audit Committee shall then make a preliminary investigation of the facts alleged in the Disclosure and may, in its discretion, advise the compliance officer designated by the Audit Committee to administer this policy (the “Compliance Officer”-) in writing, with a request that the Compliance Officer investigate further and report to the Audit Committee in a period of time specified by the Chairman of the Audit Committee. The Compliance Officer may appoint another person to undertake the preliminary investigation, provided that the findings and conclusions of the person so appointed shall be reported to, and endorsed by, the Compliance Officer before the report is made to the Audit Committee. If it is determined on preliminary investigation that the matter raised or alleged in the Disclosure invoked under this Section 7.3 is without merit and should be dismissed, the Audit Committee should retain counsel to confirm such conclusion prior to communication to the Whistleblower of the decision and the reasons for such dismissal.

7.4
If on preliminary examination the matter raised or alleged in any Disclosure is judged to be without substance or merit, the matter shall be dismissed and the Whistleblower informed of the decision and the reasons for such dismissal. If it is judged that the allegation(s) or issue(s) covered in the Disclosure have merit, the matter shall be dealt with in accordance with this policy, any Bluerock Affiliates' normal disciplinary procedures and/or as otherwise may be deemed appropriate according to the nature of the case. The Whistleblower shall be informed as to the ultimate outcome of the investigation.

7.5
Subject to Section 7.4, if any Disclosure relates to the alleged conduct of a director or officer of the Company, the Disclosure shall be referred to the Chairman of the Audit Committee for investigation by the Audit Committee. It is highly recommended that the Audit Committee retain counsel to investigate the facts and allegations contained in such Disclosure, as well as in all cases where a Disclosure contains allegations of any improper accounting entry, violations of internal accounting controls or improper auditing matters, whether or not the allegation implicates an officer or director of the Company. If the Disclosure relates to the alleged conduct of a director or officer of any Bluerock Affiliate (other than the Company), the Disclosure shall be referred to the Chairman of the Audit Committee who shall appoint an appropriate investigating officer to investigate the facts and allegations contained in the Disclosure.

7.6	Disclosures received by a Designated Recipient anonymously or with instructions from the Affected Person to keep the Disclosure confidential shall be handled as provided in Section 4 of this policy.

7.7	The file for each Disclosure shall be retained by the Company for a period of 10 years following the date of conclusion of the investigation.

8.	Annual Review and Reporting.

The Compliance Officer shall make a quarterly report to the Audit Committee of (i) the number of Disclosures made, (ii) the number of investigations commenced in response to Disclosures, (iii) the number of wrongdoings discovered, and (iv) all disciplinary actions taken in response to matters discovered through Disclosures. This policy will be reviewed annually by the Audit Committee after consultation with the Compliance Officer, taking into account the effectiveness of the policy in promoting proper disclosure, but with a view to minimizing the opportunities to cause improper investigations.

9.	Cooperation by Bluerock Affiliates

This policy is designed to cover Disclosures of Harmful Violations directly or indirectly affecting the Company as a public company. Since the Company does not currently have any employees and its day-to-day operations and asset and property management functions are performed by employees of any Bluerock Affiliate pursuant to executed agreements, this policy shall be formally adopted by each Bluerock Affiliate with which the Company has a contractual relationship, and each such Bluerock Affiliate shall fully cooperate with the Company in enforcing the provisions of this policy.

EXHIBIT A

COMPLAINT FORM

1.	Designated Recipient/Case Number:_________________________________________________________________________

2.	(Note: The information relating to the Affected Person in this Section 2 should not be completed if the Disclosure is submitted anonymously)

Affected Person Name: _________________________________________Tel: ___________________________________

Supervisor: _____________________________________________E-mail: ______________________________________

3.	Department of Affected Person: _________________________________________________________________________

4.	Type of Violation: ☐ Legal ☐ Accounting/Auditing ☐ Retaliation

5.	Date Affected Person became aware of Harmful Violation: _____________________________________________________

6.	Harmful Violation is: ☐ Ongoing ☐ Completed ☐ Unsure

7.	Department suspected of Harmful Violation: _______________________________________________________________

8.	Individuals suspected of Harmful Violation: _______________________________________________________________

9.	Describe the relevant facts of the Harmful Violation: _________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________

10.	Describe how the Affected Person became aware of the Harmful Violation:
_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________

11.	Describe the steps taken by Affected Person prior to contacting the Designated Recipient: ____________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________

12.	Who, if anyone, may be harmed or adversely affected by the Harmful Violation?
_________________________________________________________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________

13.	If the Harmful Violation is legal, estimate the amount of potential loss to the Company as a result of the Harmful Violation: $__________

14.	If the Harmful Violation relates to accounting/auditing matters, estimate the amount of the misreporting and indicate the affected category (or categories) of misreporting: $__________

Category: ☐ Assets ☐ Liabilities ☐ Expenses
☐ Revenues ☐ Valuation ☐ Equity

15.	Provide any suggestions for remedying the Harmful Violation: _________________________________________________
_________________________________________________________________________________________________
_________________________________________________________________________________________________